UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2007

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2007, Inspire Pharmaceuticals, Inc. (“Inspire”) and FAES Farma, S.A., a publicly-traded Spanish pharmaceutical company (“FAES”), entered into a letter amendment (the “Amendment”) to the license agreement between Inspire and FAES dated October 31, 2006 (the “License Agreement”). Under the terms of the Amendment, FAES will be responsible, at its sole cost and expense, and for using commercially reasonable efforts to conduct certain development activities relating to its oral bilastine product candidate. Until the completion of such development activities, all obligations of Inspire with respect to the development and commercialization of oral bilastine products shall be suspended in all respects. Commencing on December 1, 2007, FAES may terminate such development activities prior to their completion by giving Inspire thirty (30) days notice. Pursuant to the terms of the Amendment, commencing on December 1, 2007, Inspire may terminate the License Agreement, in part or in its entirety, upon thirty (30) days notice to FAES prior to the first commercial sale of an applicable bilastine product, or upon one hundred eighty (180) days notice after the first commercial sale of an applicable bilastine product.

In addition, under the terms of the Amendment, certain milestone payment obligations relating to an oral bilastine product candidate have been amended. Specifically, Inspire will no longer be required to pay Eight Million Dollars ($8,000,000) to FAES upon the submission by FAES to Inspire of acceptable final QT study results. However, the milestone payment to be made by Inspire to FAES upon regulatory approval in the United States of an applicable oral bilastine product for the treatment of allergic rhinitis with an acceptable primary label will be increased by Eight Million Dollars ($8,000,000). Also, Inspire’s obligation to pay FAES a milestone payment of Two Million Dollars ($2,000,000) upon completion of the first Phase 3 clinical trial of an oral bilastine product candidate has been deleted and replaced with an obligation that Inspire pay FAES Two Million Dollars ($2,000,000) upon Inspire’s receipt of notice from the U.S. Food and Drug Administration (“FDA”) that its New Drug Application seeking regulatory approval of an applicable oral bilastine product has been deemed acceptable for filing and filed by the FDA.

Item 8.01	Other Events.

On June 20, 2007, Inspire issued a press release, attached to and made part of this report, announcing the Amendment.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

No.	Description
99.1	Press Release, dated June 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: June 20, 2007

EXHIBIT INDEX

No.	Description
99.1	Press Release, dated June 20, 2007